Exhibit 10.59

CONFIDENTIAL TREATMENT REQUESTED.

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED

AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION.

ANTARES PHARMA, INC.

AND

ELI LILLY AND COMPANY

DEVELOPMENT AND LICENSE AGREEMENT

September 12, 2003

DEVELOPMENT AND LICENSE AGREEMENT

This Development and License Agreement (“Agreement”) is made and entered into as of the 12th day of September, 2003 (the “Effective Date”) by and between Antares Pharma, Inc., a Minnesota corporation, having its principal place of business at 707 Eagleview Blvd., Suite 414, Exton, Pennsylvania 19341 (“Antares”) and Eli Lilly and Company, an Indiana corporation, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”). Antares and Lilly are sometimes referred to herein individually as a “Party” and collectively as the “Parties”, and references to “Antares” and “Lilly” shall include their respective Affiliates.

Recitals

WHEREAS, Lilly is engaged in discovering, developing and marketing pharmaceutical products.

WHEREAS, Antares is engaged in the research and development of certain drug delivery devices, including needleless injector systems.

WHEREAS, Lilly desires to obtain, and Antares desires to grant to Lilly, an exclusive, worldwide license to Antares’ needleless injector systems for use in certain fields upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained in this Agreement, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following meanings assigned to them in this Article and shall include the plural as well as the singular:

1.1 “Adverse Event” means any untoward happening in a patient or subject during or after administration of Compound via Device, without regard to a causal relationship between Compound, Device and the event.

1.2 “Adverse Event Report” means any oral, written or electronically transmitted report of any Adverse Event.

1.3 “Affiliate” means any Person that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with a Party. For purposes of this definition only, the terms “controls,” “controlled,” and “control” means (i) the direct or indirect ability or power to direct or cause the direction of the management and policies of an entity or otherwise direct the affairs of such entity, whether through ownership of equity, voting securities, beneficial interest, by contract, or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities (or other comparable ownership interest for an entity other than a corporation) of a Party.

1.4 “Antares Device Development” means the conduct of all activities by Antares or on its behalf consistent with the Device Development Plan that are reasonably required to complete development of the Device, including: (i) regulatory affairs, pre-clinical studies and clinical trials in accordance with the cGLPs, cGCPs and cQSRs or other designated quality standards and Applicable Laws; and (ii) all activities relating to developing the ability to manufacture Devices, including, without limitation, tooling development and delivery technologies related to Devices and components thereof, industrial and mechanical design, and manufacturing and quality assurance technical support until such time as manufacturing of Devices intended for commercial sale of Product commences and, thereafter, to the extent required under Applicable Law for continued commercial sale of Product, in the event that the Parties agree that Antares will manufacture the Product.

1.5 “Antares Device Development Costs” means those costs and expenses incurred by Antares, or for its account, with respect to Antares Device Development that are consistent with the Device Development Plan. Device Development costs include, but may not be limited to, those costs incurred for Device specific FTEs, Device specific Third Person costs, depreciation of Device specific capital investments, and depreciation of an allocation of general Device Development equipment directly associated with Device Development. Product specific Third Person costs include, but are not limited to, direct costs to Antares solely related to the development of Devices for manufacturing materials, clinical and field trial materials (including, if applicable, those FTE and supply costs for manufacturing the Devices) professional services, contract research, license fees, clinical studies, consultantships, contract labor and purchased Compounds.

1.6 “Antares’ Fully Burdened Manufacturing Costs” means those costs actually incurred by Antares for the acquisition of materials and their conversion into salable Devices. Such costs include: (i) the landed cost of purchased materials, including, without limitation, invoice price, outside processing costs, freight, duties, and brokers fees (volume or trade discounts will be reflected in the calculation); (ii) conversion costs (including, without limitation, direct labor and direct overhead) directly associated with the manufacturing of a Device; (iii) an appropriate allocation of service and administrative departments performing functions which support manufacturing operations directly associated with the manufacturing of Devices; (iv) depreciation of Device specific capital investments made by Lilly or Antares through an appropriate method consistent with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and Lilly’s internal depreciation methodology used for other products; (v) depreciation of an allocation of general manufacturing equipment and facilities directly associated with manufacturing of Devices; and (vi) to the extent attributable to the manufacture of Devices, any other costs considered inventory costs or costs of products sold, less any depreciation paid by Lilly, under U.S. GAAP. Antares’ Fully Burdened Manufacturing Cost shall specifically exclude: (i) capacity costs not allocable to Devices; (ii) any royalties and/or indemnification that Antares is obligated to pay for under this Agreement; (iii) any item that Antares is financially responsible for under this Agreement; or (iv) any item that Antares has already been compensated for by Lilly under this Agreement or otherwise. Antares’ Fully Burdened Manufacturing Cost shall be calculated in a manner consistent with U.S. GAAP consistently applied. Furthermore, the methodology to be used in making the allocations referred to above shall be disclosed by Antares to Lilly and shall be consistent with Antares’ methodology for other products and shall be consistent from year-to-year. An estimate of the items described above for the *** are attached as Exhibit A hereto.

1.7 “Antares Indemnities” shall have the meaning set forth in Section 16.2 hereof.

1.8 “Antares Know-How” means all Information that is owned or Controlled by Antares at any time during the term of this Agreement, and

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

that is useful or necessary for the development, manufacture, use or commercialization of the Device and/or Product. Antares Know-How does not include Antares Patent Rights.

1.9 “Antares Patent Rights” means all Patent Rights in the Territory that are owned or Controlled by Antares at any time during the term of this Agreement that Cover the Device and/or Product, or that otherwise Cover a method, apparatus, composition or process necessary or useful for Lilly to proceed with the undertakings envisioned by this Agreement, including without limitation the Patent Rights associated with the patents and patent applications identified in Exhibit B. Antares Patent Rights do not include Antares Know-How.

1.10 “Antares Rights” means Antares Patent Rights and Antares Know-How.

1.11 “Applicable Laws” means all applicable statues, ordinances, regulations, rules and orders of any kind whatsoever of any Governmental Authority, including, without limitation, the Anti-kickback Statute (42 U.S.C. § 1320a-7b, et. seq.), Prescription Drug Marketing Act, Generic Drug Enforcement Act of 1992 (21 U.S.C. § 3359, et. seq.), the Federal Food Drug and Cosmetics Act, Resource Conservation and Recovery Act, Clean Water Act, Clean Air Act, the Drug Enforcement Act, Occupational Safety and Health Act, cGMP, cGCP, cGLP, cQSR and any comparable laws of any foreign jurisdiction, all as amended from time to time.

1.12 “cGCP” means the then current Good Clinical Practice Standards promulgated or endorsed by the FDA (or in the case of foreign jurisdictions, comparable regulatory standards), including those regulations or guidelines expressed or implied in the regulatory filings made with respect to the Product with the FDA or foreign regulatory agents.

1.13 “cGLP” means the then current Good Laboratory Practices promulgated or endorsed by the FDA (or in the case of foreign jurisdictions, comparable regulatory standards), including those procedures expressed or implied in the regulatory filings made with respect to the Product with the FDA or foreign regulatory agents.

1.14 “cGMP” means current Good Manufacturing Practices as defined in the U.S. regulations 21 CFR § 210 et. seq., and the EEC Guide to Good Manufacturing Practices for Medicinal Products (Vol. IV Rules

Governing Medicinal Products in the European Community 1992), and foreign equivalents.

1.15 “cQSRs” means current Quality System Regulations as defined in the U.S. Code of Federal Regulations, 21 CFR Part 820 and, in the case of foreign jurisdictions, comparable regulatory standards.

1.16 “Calendar Quarter” means a three-month period ending on March 31, June 30, September 30, or December 31.

1.17 “Calendar Year” means the twelve-month period ending on December 31.

1.18 “Compound” means any of the following: *** compounds, *** compounds, *** compounds, and *** compounds (any of the foregoing, “Specific Compounds”), and/or any combination of two or more of the Specific Compounds (e.g., ***), and/or any combination of one or more of the Specific Compounds along with any one or more other therapeutics.

1.19 “Compulsory License” means a compulsory license under (i) any Antares Patents or Antares Know-How, or (ii) any patent rights that cover a formulation of a Compound specifically formulated and packaged, or packaged for delivery by a Device, obtained by a Third Person through the order, decree, or grant of a competent Governmental Authority, authorizing such Third Person to manufacture, use, sell, offer for sale or import products in a particular territory.

1.20 “Confidential Information” shall have the meaning set forth in Section 17.1 of this Agreement.

1.21 “Controlled” means the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Person.

1.22 “Cover” (including variations thereof such as “Covering”, “Covered”, and “Coverage”) means that the development, manufacture, use, import, export, offer for sale or sale of the item(s) referred to would infringe a Valid Claim.

1.23 “Damages” shall have the meaning set forth in Section 16.2 hereof.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

1.24 “Debenture Letter” shall have the meaning set forth in Section 8.10 hereof.

1.25 “Device” means any device (and any component thereof) in the Field for the delivery of drugs through injection by means of needle free technology that in whole or in part is invented, designed, developed, acquired and/or manufactured by or for Antares in or outside the Field and at any time during the term of this Agreement, and further shall include, without limitation, the MJ7 and the ***.

1.26 “Device Development Plan” shall have the meaning set forth in Section 2.2 of this Agreement.

1.27 “DHF” means the Design History File that Antares will establish and maintain for Devices in and outside the Field that will contain or reference all records and submissions necessary to demonstrate that the design was developed in accordance with the approved Device Development Plan.

1.28 “Diabetes Product” means any Product indicated for the diagnosis, prevention or treatment of diabetes.

1.29 “Discontinuance Election” shall have the meaning set forth in Section 12.4 hereof.

1.30 “DMF” means a Device Master File, or other similar terminology, such as the term is defined in 21 C.F.R. 814.3(d) and is consistent with FDA Pre-Market Approval Manual (HHS Publication FDA 97-4212, January 1998), or comparable filings accepted by any Regulatory Authority in a country or jurisdiction outside the U.S. The DMF shall include, without limitation, the specifications for quality testing, design verification, process validation and release of Devices, in addition to any other information necessary for development, manufacture and release of Devices.

1.31 “Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

1.32 “EMEA” means the European Medicine Evaluation Agency for the European Union (“E.U.”), or any successor agency, having responsibility for Regulatory Approval, or for making recommendations to the European

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Commission for Regulatory Approval, of a pharmaceutical or biological therapeutic product or device.

1.33 “E.U. Regulatory Approval” means the first date on which Lilly shall have received Regulatory Approval for the first Major European Country in the European Union.

1.34 “E.U. Regulatory Submission” means the first submission and acceptance for filing by the Regulatory Authority of all Regulatory Materials necessary for the manufacture, marketing and sale of Product in a Major European Country through the E.U. central filing process or through the national approval process of any of the Major European Countries.

1.35 *** means ***, including analogs, derivatives, fragments, mimetics, and other peptides that act through the same receptor that *** exerts its effects.

1.36 “FDA” means the U.S. Food and Drug Administration, or any successor federal agency, having responsibility over Regulatory Approval.

1.37 “FD&C Act” means the U.S. Food, Drug and Cosmetic Act (21 U.S.C. §301 et. seq.), as amended from time to time, together with any rules and regulations promulgated thereunder. FD&C Act shall also be deemed to include the Applicable Laws pertaining to the Product in any particular country or region in the Territory.

1.38 “Failure Credit” shall have the meaning set forth in Section 8.3 hereof.

1.39 “Field” means (i) all uses, including the delivery to humans or animals, of the Compounds, including, without limitation, uses other than diagnosing, treating or preventing diabetes or obesity, and (ii) all uses, including the delivery to humans or animals, of any pharmaceutical compound indicated for the diagnosis, treatment or prevention of diabetes or obesity, including without limitation, uses other than diagnosing, treating or preventing diabetes or obesity.

1.40 “FTE” means a full-time equivalent scientific or technical person year, or a total of 47 weeks or 1,880 hours per year of scientific and/or technical work, on or directly related to the performance of activities under the Device Development Plan, carried out by Antares employees as agreed to

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

by the Joint Coordination Team, exclusive of non-research and development administrative work associated therewith. Antares FTE costs shall initially, and in the first full Calendar Year of this Agreement be paid at a rate of *** dollars ($***) per FTE. Future year FTE rates will be indexed according to the US Consumer Price Index (US Bureau of Labor Statistics for all urban consumers series ID CUUR0000 SA00) and adjusted on January 1 of each subsequent year.

1.41 *** means ***, including analogs, derivatives, fragments, mimetics and other peptides that act through the same receptor where *** exert their effects.

1.42 “Governmental Authority” means any court tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, or other political subdivision, or supranational body, domestic or foreign.

1.43 “IND” means an Investigational New Drug application (together with all additions, deletions, and supplements thereto) filed with the FDA or any equivalents of such items in countries within the Territory outside the U.S.

1.44 “Information” means any and all information, data, items, material and knowledge in the Field including, without limitation, any and all suggestions, descriptions, ideas, inventions (whether or not patentable), know-how, trade secrets, techniques, strategies, methods, syntheses, processes, practices, skills, experience, documents, apparatus, devices, chemical formulations, compounds, composition of matter, chemical samples, assays, screens, databases, database structures and data analysis methods in the Field.

1.45 “Infringed Antares Rights” shall have the meaning set forth in Section 15.1 hereof.

1.46 *** means ***, including analogs, derivatives, fragments, mimetics, conjugates, and other peptides that act through the same receptor that *** exerts its effects, including any mixtures thereof.

1.47 “Intellectual Property Rights” shall have the meaning set forth in Section 13.1, hereof.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

1.48 “Japan Regulatory Approval” means the first date on which Lilly shall have received Regulatory Approval in Japan.

1.49 “Japan Regulatory Submission” means the first submission and acceptance for filing by the Regulatory Authority of all Regulatory Materials necessary for the manufacture, marketing and sale of Product in Japan.

1.50 “Joint Coordination Team” shall have the meaning set forth in Section 3.1 hereof.

1.51 “Joint Invention” shall have the meaning set forth in Section 12.1 hereof.

1.53 “Lilly Indemnities” shall have the meaning set forth in Section 16.3, hereof.

1.54 *** means a peptidyl compound that has affinity for and stimulates physiological activity at the ***.

1.55 “MJ7” means the specific Device described in Exhibit C, and any improvements or modifications thereof.

1.56 *** means the specific Device described in Exhibit D, and any improvements or modifications thereof.

1.57 “Major European Country” shall mean Germany or the United Kingdom.

1.58 “Major Market” means any of the following jurisdictions, the U.S., Japan, and the Major European Countries.

1.59 “Manufacturing Agreement” shall have the meaning set forth in Section 10.1 of this Agreement.

1.60 “Manufacturing Responsibilities Document” or “MRD” means a document that may contain certain specifications, procedures, logistics and personal contacts relating to the manufacture for sale and supply of the Product by Antares to Lilly that will be compiled and agreed upon between the Parties. The MRD contains Product information such as information related to Product quality and regulatory compliance. The MRD also describes how Antares and Lilly will work together in coordinating the

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

forecasting, manufacturing, packaging, ordering, storing and transport of the Device. A nonexhaustive table of contents of a sample MRD is attached hereto as Exhibit E.

1.61 “Material Breach” shall have the meaning set forth in Section 19.3 of this Agreement.

1.62 “MHLW” means the Japanese Ministry of Health, Labor and Welfare (Ko Seisho), or any successor agency having the administrative authority to regulate the approval for marketing of new human pharmaceutical or biological therapeutic products or devices in Japan.

1.63 “Net Sales” shall mean, with respect to a Product, the gross amount invoiced by Lilly (including a Lilly Affiliate) or any sublicensee thereof to Third Persons, excluding any sublicensee thereof, for the Product in the Territory, less:

(a)	The aggregate Device cost to Lilly as set forth in Section 10.2(e) hereof (to ease the administration of this deduction, a constant cost amount for each Device sold will be used for all Net Sales calculations within each Calendar Year. The per unit deduction for any Calendar Year will be equal to Lilly’s average cost of the Device (the amount paid by Lilly to Antares or any other supplier, less Lilly’s share of any cost savings achieved by Antares as set forth in Section 10.2 of this Agreement), during the month of December of the preceding Calendar Year, unless Lilly did not purchase any Devices during the month of December, in which event the average cost of the Device for the last Calendar Quarter will be used).

(b)	Trade, quantity and cash discounts allowed;

(c)	Commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(d)	Actual Product returns and allowances;

(e)	Any tax imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes, with the exception of income taxes;

(f)	Allowance for distribution expenses equal to 2% of gross sales; and

(g)	Any other similar and customary deductions which are properly recorded as a reduction of Net Sales under U.S. GAAP consistently applied.

Such amounts shall be determined from the books and records of Lilly or its sublicensee, maintained in accordance with U.S. GAAP or, in the case of sublicensees, such similar accounting principles, consistently applied. Lilly further agrees that in determining such amounts, it will use Lilly’s then current standard procedures and methodology, including Lilly’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. dollars or, in the case of sublicensees, such similar methodology, consistently applied.

It is the intent of the Parties that Net Sales shall include only sales of pharmaceuticals specifically formulated and packaged, or packaged by Lilly for delivery by a Device. For example, it is presently contemplated that the Parties will develop a version of the *** for use with existing ***. Those *** are currently sold for use with ***. It is anticipated that these***, when sold for use in the ***, will be *** together with an *** or with special *** designed to *** the *** for use with the ***. Sales of *** with the *** or *** shall be included in Net Sales. Sales of *** not *** with the *** or not *** with *** are not specifically *** for use with the *** and shall not be included in Net Sales.

In the event that the Product is sold as Part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Product and other active compound(s) and/or ingredients not included in the Field), the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Product when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

In the event that the weighted average sale price of the Product can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combined Product by the fraction A / C where A is the weighted average sale price of the Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combined Product by the following formula: one (1) minus (B / C) where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average selling price of the Combination Product.

In the event that the weighted average sale price of both the Product and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Product shall be deemed to be equal to fifty percent (50%) of the Net Sales of the Combination Product.

The weighted average sale price for a Product, other product(s), or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year. When determining the weighted average sale price of a Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial Calendar Year) of the preceding Calendar Year for the respective Product, other product(s), or Combination Product. In the initial Calendar Year, a forecasted weighted average sale price will be used for the Product, other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

1.64 “NDA” means (a) the single application or set of applications (together with all additions, deletions, and supplements thereto) for Products and/or pre-market approval to make and sell commercially both a formulation of Compound and a compatible commercial Device to be marketed as Product, filed by Lilly with the appropriate Regulatory Authority within the Territory, and (b) any related registrations with or notifications to the appropriate Regulatory Authority within the Territory.

1.65 “Obesity Product” means any Product indicated for the diagnosis, treatment or prevention of obesity.

1.66 “Patent Right(s)” means (a) patents and patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing and any patents issuing thereon; and (e) term extensions, supplementary protection certificates and other governmental action which provide exclusive rights to a product beyond the original patent expiration date.

1.67 “Permitted Person” shall have the meaning set forth in Section 17.2 hereof.

1.68 “Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any Governmental Authority or any other entity or organization.

1.69 “Pricing Approval” means such approval, agreement, determination or governmental decision establishing prices for Product that can be charged to consumers and/or will be reimbursed by Governmental Authorities in countries in the Territory where Governmental Authorities or Regulatory Authorities of such country approve or determine pricing for pharmaceutical products for reimbursement or otherwise.

1.70 “Product” means any and all Devices and/or components thereof and/or any and all formulations of a pharmaceutical compound in the Field that are specifically formulated and packaged, or packaged for delivery by a Device pursuant to this Agreement.

1.71 “Product Development Program” means the program of development activities set forth in or otherwise contemplated by the Device Development Plan (as amended from time to time) as more fully described in Article 2 of this Agreement.

1.72 “Product Launch” means the first commercial sale of Product by Lilly or its sublicensees in the country at issue following Regulatory Approval for Product in such country.

1.73 “Program Intellectual Property” shall have the meaning set forth in Section 12.1 hereof.

1.74 *** means ***, including analogs, derivatives, fragments (e.g., *** and other peptides thereof that act through the same receptor that *** exerts its effects.

1.75 “Quality Agreement” or “QA” means the document between the Parties which describes certain quality expectations and responsibilities relating to the development, manufacture, release testing and supply of the Devices and packaging of the Product. A non-exhaustive table of contents of a sample QA is attached hereto as Exhibit F.            1.76 “Recipient” shall have the meaning set forth in Section 17.1 hereof.

1.77 “Regulatory Approval” means (a) in the U.S., approval by the FDA of any one or more of the following, an NDA, 510K or similar application for marketing approval, and satisfaction of any related applicable FDA registration and notification requirements (if any),together with any other approval necessary to make and sell Products commercially in the U.S.; and (b) in any country other than the U.S., approval by Regulatory Authorities having jurisdiction over such country of a single application or set of applications comparable to an NDA or similar application for marketing approval and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell Products commercially in such country, and the grant of Pricing Approval.

1.78 “Regulatory Authority” means, in a particular country or jurisdiction, any applicable government regulatory authority involved in granting Regulatory Approval and/or, to the extent required in such country or jurisdiction, Pricing Approval of Product in such country or jurisdiction, including, without limitation, (a) in the U.S., the FDA, and any other applicable Governmental Authority or Regulatory Authority in the U.S. having jurisdiction over the Product, and any successor Governmental Authority having substantially the same function, and (b) any foreign equivalent thereof (e.g., the EMEA and the MHLW) and any successor Governmental Authority having substantially the same function.

1.79 “Regulatory Material” means regulatory correspondence, submissions, notifications, registrations, approvals and/or other filings, to the extent such material is generated under the terms of this Agreement and is solely related to the Field, made to or with a Regulatory Authority that may be necessary to develop, manufacture, market, sell or otherwise commercialize Product, including, without limitation, clinical trial data,

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

toxicology studies, IND, NDA, 510K, clinical trial exemption, Pricing Approvals, and any other foreign equivalents.

1.80 “Royalty Period” means the period commencing on Product Launch of a particular Product in the particular country at issue until the later of either: (i) the expiration date of the last-to-expire of a Valid Claim of any relevant Antares Patent Rights existing in such country at issue which cover the manufacture, use, sale, offer to sale, or import of the particular Product at issue in such a manner that the manufacture, use, sale, offer to sale, or import of such Product by Lilly in such country would constitute infringement of such Antares Patent Rights but for the license granted to Lilly under Section 5.1 hereof, and such Antares Patent Rights provides effective market exclusivity, or (ii) five (5) years from Product Launch; provided, however, in no event shall the Royalty Period extend beyond the date of expiration or termination of this Agreement.

1.81 “Safety Information Document” shall have the meaning set forth in Section 4.3 hereof.

1.82 “Serious Adverse Event” means any Adverse Event with the following conditions: death, life-threatening, hospitalization, permanent disability, congenital anomaly/birth defect or cancer.

1.83 “Serious Adverse Event Report” means any oral, written or electronically transmitted report of any Serious Adverse Event.

1.84 “Sole Invention” shall have the meaning set forth in Section 12.1 hereof.

1.85 “Technical Failure” shall have the meaning set forth in Section 19.2 hereof.

1.86 “Territory” means the entire world.

1.87 “Third Person” means any Person or entity other than Lilly, Antares, or a sublicensee of either of them.

1.88 “Third Person Claim” shall have the meaning set forth in Section 16.2 hereof.

1.89 “Third Person Rights” shall have the meaning set forth in Section 8.2 hereof.

1.90 “United States” or “U.S. “ means the United States of America, including its territories and possessions.

1.91 “U.S. Regulatory Approval” means the first date on which Lilly shall have received Regulatory Approval in the U.S.

1.92 “U.S. Regulatory Submission” means the first submission and acceptance for filing by a Regulatory Authority of all Regulatory Materials necessary for the manufacture, market and sale of Product in the U.S.

1.93 “Valid Claim” means any claim in any issued, unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the number of decisions of such authority are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

ARTICLE 2

PRODUCT DEVELOPMENT PROGRAM

2.1 Purpose and Scope of Development. In accordance with, and subject to, the terms described herein, the Parties agree to collaborate in the research and development of Devices for the ultimate purpose of commercializing Products (“Product Development Program”).

2.2 Preparation of Device Development Plan. The Parties shall develop and prepare a Device Development Plan which shall include Antares’ budgeted costs and project timelines for work to be performed by the Parties. The Parties may from time to time amend the Device Development Plan or create additional Device Development Plans to provide for the development of additional Products. The scope of the initial Device Development Plan shall include development of the *** for use with Lilly ***, and the redesign of the needle free syringe as more fully described in Section 2.3 below.

2.3 Responsibilities of the Parties.

(a) General. Each Party shall have responsibility for development activities as set forth in the Device Development Plan.

(b) Lilly’s Responsibilities. Lilly shall be responsible for overseeing implementation of the Device Development Plan, addressing fully the appropriate strategy for development and Regulatory Approval of Products, developing the responsibilities of the Parties and the procedures for handling any and all regulatory issues related to Products and Product complaints, determining the Products for which Devices will be developed, and for development of Devices, including clinical development through to the achievement of Regulatory Approval for Product in accordance with the Device Development Plan and for addressing all issues that develop during the course of the Product Development Program, provided that Lilly may request that Antares undertake regulatory aspects of Device development as set forth in this Agreement. With respect to the ***, Lilly will manage, fund, and resource all activities within Lilly and with Third Persons including, but not limited to, working with a Third Person design firm to optimize device ergonomics, functionality, and robustness of the Device, and consult with such Third Person design firm regarding clinical trials, regulatory submissions, and marketing activities. Further, Lilly shall have responsibility for obtaining and maintaining (including, without limitation, satisfying regulatory reporting obligations) all necessary Regulatory Approvals required to conduct the activities contemplated by this Agreement and to commercialize Product. Lilly, or its sublicensees, shall hold legal title to any and all Regulatory Approvals related to the use of Devices in the Field, as well as any equivalents of such items in countries within the Territory. Lilly shall assume full responsibility for the clinical protocols to be developed pursuant to and in support of such applications.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

(c) Antares’ Responsibilities. Antares shall be responsible for arranging and leading a meeting with *** to discuss the development and *** of an initial Product, and preparation of a *** development plan for use in such meeting as specifically provided in Section 8.1 hereof. At Lilly’s request, Antares shall be responsible for (i) redesign of the *** for the ***, such that the life of a *** shall meet or exceed the total days of therapy for a ***, assumed to be ***, (ii) activities associated with manufacturing, manufacturing development, and tooling development, (iii) regulatory matters relating to the Device, including prosecution of appropriate regulatory applications, (iv) cooperating with Lilly in the investigation and handling of Product complaints, and (v) assisting Lilly with the redesign and optimization of the *** for *** and to improve ***.

2.4 Development Expenses. Except as expressly provided in this Agreement, each Party shall be responsible for all expenses related to its activities under the Agreement unless otherwise provided in the Device Development Plan. Lilly intends to fund manufacturing development and tooling expenses with the understanding that tooling paid for by Lilly will be owned by Lilly. In addition, Lilly only intends to fund Antares’ portion of the manufacturing development expenses to the extent such expenses were previously agreed to by the Parties in the Device Development Plan. Antares shall provide technical advice, consulting and other information as Lilly may reasonably request. Lilly shall pay Antares for such manufacturing development expenses, including Antares Device Development Costs, on a quarterly basis in arrears for the expenses accumulated by Antares during the previous Calendar Quarter. Antares shall submit an invoice for such expenditures to Lilly within fifteen (15) days after the end of such Calendar Quarter, and Lilly shall pay such invoices net forty-five (45) days after Lilly’s receipt of the invoice.

2.5 Antares FTEs. Lilly agrees to pay Antares for work performed by Antares under the Device Development Plan according to the FTE rate set forth in Section 1.40 of this Agreement.

(a) Antares FTE Funding. Within fifteen (15) days following the end of each Calendar Quarter, Antares shall provide Lilly with a report and invoice detailing the actual time spent by Antares personnel (including a breakdown of the names of each employee working on the Product Development Program and the number of hours billed on the Product Development Program by each employee, along with a brief description of the work performed) during such Calendar Quarter. Such information will be

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

provided for each Device Development Plan. Lilly, or its representatives, shall have the right to audit (with financial and scientific representatives) Antares’ records with respect to such reports, in accordance with Section 11.2 of this Agreement. Lilly shall be entitled to any tax credits due on account of research and development expenses, to the extent permitted by law, for such payments made by Lilly to Antares under this Section 2.5 of this Agreement.

(b) Payments. Lilly shall make the payments due under this Section 2.5 on a Calendar Quarter basis due to Antares net forty-five (45) days after Lilly’s receipt of the invoice and report as described in Section 2.5(a) above.

2.6 Transfer of Antares Know-How. As soon as reasonably practicable, and to the extent reasonably necessary or useful to facilitate Lilly’s furtherance of its responsibilities under the Product Development Program, Antares shall furnish all Antares Know-How to Lilly that is in Antares’ possession, including, without limitation, and to the extent legally permissible, transferring possession and legal ownership to all appropriate Regulatory Materials submitted by Antares to the FDA or other Regulatory Authorities outside the U.S. related to the use of Devices in the Field, if any, and shall cause any subcontractor used by Antares to provide services hereunder to transfer possession and legal ownership to all such Regulatory Materials, if any, except for legal title to Regulatory Materials submitted by Antares to Regulatory Authorities prior to the Effective Date, and legal title to DHFs and DMFs related to the Device, and the *** outside the Field, owned by Antares, if any, which shall be handled in accordance with Section 4.1 of this Agreement.

ARTICLE 3

GOVERNANCE AND ADMINISTRATIVE MATTERS

3.1 Joint Coordination Team. No later than forty-five (45) days after the Effective Date, the Parties shall form a Joint Coordination Team for the Product Development Program. The Joint Coordination Team shall be responsible for overall direction and management of the Product Development Program. The operation and authority of the Joint Coordination Team shall be as follows:

(a) Responsibilities. The primary objectives of the Joint Coordination Team shall include the preparation, modification (if

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

appropriate) and implementation of one or more development plans to address fully, consistent with the terms of this Agreement, the key elements reasonably necessary for the research, development, manufacture and clinical testing of Devices, and any formulation of a pharmaceutical compound specifically developed for use with a Device, through Regulatory Approval (each a “Device Development Plan”). The Joint Coordination Team shall from time to time review and, if appropriate, recommend revisions to the Device Development Plan. The Joint Coordination Team also shall monitor the progress of the Product Development Program and periodically review the results of the Product Development Program and make recommendations as appropriate. In addition, no later than ninety (90) days after the Effective Date, the Joint Coordination Team shall prepare and adopt the Safety Information Document.

(b) Representation. Antares shall appoint two (2) representatives and Lilly shall appoint three (3) representatives to serve on the Joint Coordination Team. The representatives of a Party may be changed from time to time at the discretion of each Party upon written notification by the Party making such change to the other.

(c) Meetings. The Joint Coordination Team shall meet from time to time as determined by the Joint Coordination Team members. It is expected that the Joint Coordination Team shall meet at least four (4) times per Calendar Year or as otherwise agreed by the Joint Coordination Team members. Such meetings may be in person, via videoconference or via telephone conference at such times and places as are agreeable to the members of the Joint Coordination Team. Consultants and non-member employees of the Parties may attend meetings of the Joint Coordination Team as required to further the Product Development Program. Minutes of all such meetings setting forth decisions of the Joint Coordination Team relative to the Product Development Program will be prepared by the Party hosting the meeting. Such minutes will become official when agreed to by all members of the Joint Coordination Team. Each Party will bear all expenses associated with attendance of its employees and consultants at such meetings.

(d) Decisions. Decisions of the Joint Coordination Team shall be made by unanimous vote, with each Party having one vote regardless of its number of representatives on the Joint Coordination Team. If the Joint Coordination Team is unable to resolve any issue or dispute, then the issue shall be referred to the President of Antares (or successor position), and the Vice President of Product/Process Development of Lilly (or successor position)

for further discussion and resolution and, thereafter, if any matter arising under, and consistent with, the terms of this Agreement remains unresolved, Lilly shall have the final decision-making authority with respect to such matter.

3.2 Quarterly Status Report. During the Product Development Program, each Party shall provide the Joint Coordination Team with a quarterly status report that generally summarizes research and development efforts conducted by such Party under the Product Development Program during such Calendar Quarter at issue. Such report shall include, without limitation, a general summary of important events and/or milestones achieved, personnel changes, learning points and other matters that the Joint Coordination Team may deem appropriate.

3.3 Subcontracting Permitted. The Parties acknowledge and agree that portions of the work involved in the Product Development Program may be performed on behalf of the Party responsible for such work thereunder by Third Persons provided that the Joint Coordination Team shall have previously approved using such Third Person.

3.4 Meeting Expenses. Each Party will be responsible for its expenses associated with the attendance of its employees and consultants at meetings related to the activities contemplated by this Agreement.

ARTICLE 4

REGULATORY

4.1 Regulatory Filings. As of the Effective Date, and pursuant to the terms of this Agreement, Lilly will assume responsibility for all regulatory filings related to Products, and Lilly shall be responsible for preparing, filing and maintaining the Regulatory Material relating to Product as set forth below. Lilly shall own all Regulatory Material relating to the *** in the Field and any future Devices, including but not limited to variants of ***, developed under the terms of this Agreement.

(a) Preparation, Maintenance and Ownership. Lilly, or its sublicensees, shall be responsible for the preparation of any Regulatory Materials, including regulatory filings and/or suitable applications required in order to conduct clinical trials and achieve Regulatory Approval (including, without limitation, achievement of marketing approval) for the Product and

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

shall be the owner and party of record for all such Regulatory Materials, including, to the extent permitted by Applicable Laws, all C.E. Markings for Devices and/or Products. Lilly shall have the right to request that Antares take responsibility for preparation of any Regulatory Materials required to conduct clinical trials to obtain valid scientific evidence to support a determination that there is reasonable assurance that the Device is safe and effective for its conditions of use and is approved for marketing. Antares will have the right to compensation for such services. Lilly, or its sublicensees, shall further be responsible for managing all interactions regarding such Regulatory Materials with all Regulatory Authorities in the Territory. Antares shall cooperate with Lilly as Lilly reasonably requires in preparing such Regulatory Materials or in managing such interactions with Regulatory Authorities. Lilly, or its sublicensees, shall determine those countries of the Territory where marketing is intended. Upon reasonable request to Lilly, Antares shall have a right of access to such Regulatory Materials, as long as Antares has contributed thereto and Lilly has a right to redact its Confidential Information.

(b) Access to Device Files. After the Effective Date, Lilly shall own the DMFs and DHFs related to the *** in the Field. With respect to any DMFs and DHFs of Antares related to the Device, including the *** outside the Field, for so long as the licenses granted to Lilly hereunder remain in full force and effect, Antares hereby grants to Lilly access to, and a right of reference to, such DMFs and DHFs. For the avoidance of doubt, Lilly’s right to access such DMFs and DHFs shall include Lilly’s right to incorporate information otherwise contained in Antares’ DMFs and DHFs into any Lilly regulatory submission or Regulatory Material submitted to a Regulatory Authority in the Territory pursuant to the terms of this Agreement..

4.2 Quality Assurance Audit. Lilly, at its own expense, shall have the right to conduct quality assurance audits with respect to all facilities, operations, and laboratories where work under this Agreement is conducted by Antares, or on its behalf by subcontractors, (including, without limitation, work conducted by Antares related to the Device Development Plan) and to verify Antares’ conformance with applicable cGMP, cGLP, cGCP, cQSRs and other regulatory requirements including, without limitation, verifying appropriate inventory control and material accountability systems with respect to the Device. Such audits shall only be conducted upon reasonable notice during business hours. Antares shall make necessary changes as required by such audit based on an action plan agreed to by the Parties.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

4.3 Adverse Event Reporting. During the Product Development Program and thereafter, Lilly will report Adverse Events and Serious Adverse Events which occur during the development of Product to Antares and the relevant Regulatory Authorities promptly according to the applicable regulations. Antares will cooperate and provide Lilly with all information and assistance necessary or desirable for Lilly to carry out and comply with any regulatory requirements of such Regulatory Authorities. In addition, Antares will report to Lilly Adverse Events and Serious Adverse Events which occur during the development of the Product and, after Product Launch, Antares will report to Lilly Serious Adverse Events and spontaneously reported Adverse Events of which it becomes aware and has the right to disclose, as such events relate to the use of Devices for other products, within two (2) working days of Antares’ initial receipt of such information, in order that Lilly can fulfill its obligations to the appropriate regulatory authorities. Finally, Antares will supply specially formatted safety information to Lilly upon request, with reasonable notice, in order that Lilly can comply with FDA requirements for annual reports and safety updates. The specific details concerning the type of safety information, the appropriate format for such safety information, and the process for exchange of such information will be developed by the Joint Coordination Committee consistent with the requirements of the then current Lilly adverse reporting policies and consistent with those policies of the relevant Regulatory Authority (“Safety Information Document”).

4.4 Product Complaints. Antares shall refer any complaints (including medical complaints) which it receives concerning the Product to Lilly within forty-eight (48) hours of Antares’ receipt of such complaint; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up (e.g., wrong ingredients) shall be delivered within twenty-four (24) hours of Antares’ receipt thereof. Antares shall not take any further action in connection with any such complaints without the consent of Lilly, but shall cooperate in the investigation of any such complaints at the request of Lilly.

4.5. Regulatory Inspections. Antares shall promptly advise Lilly of any notice of regulatory inspection or other regulatory action related to this Agreement or any Product and shall permit Lilly to be present during any inspection and to participate in the preparation of any response thereto.

ARTICLE 5

LICENSE

5.1 Exclusive License to Lilly. Antares hereby grants to Lilly a sole and exclusive license in the Territory, with a license to sublicense, under Antares Rights to develop, make, use, sell, offer for sale and import and export Devices and Products in the Field; provided, however, such licenses shall be non-exclusive to the extent necessary to allow the pre-*** technology related distribution referenced in Article 13.1(d) and Section 8.7. Such licenses in practice may be limited for at least a finite time period by the two issues expressly acknowledged by Lilly in Section 13.1(b) of this Agreement. Notwithstanding the foregoing exclusive license grant to Lilly, Antares shall retain during the Product Development Program nonexclusive rights to Antares Rights described in this Section 5.1 but only to the extent useful or necessary to fulfill its obligations under the Product Development Program.

5.2 Assistance. Antares shall promptly provide Lilly with all Information included in Antares Rights, reasonably useful or necessary for Lilly to exploit the exclusive licenses granted in Section 5.1 of this Agreement. Moreover, Antares shall provide Lilly with reasonable technical assistance in connection with such disclosure of Information.

5.3 Right to Intellectual Property. The Parties agree that all rights and licenses granted under or pursuant to Article 5 and Article 12 of this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, as such section may be amended, licenses to rights to “intellectual property” as defined in the Bankruptcy Code. The Parties agree that Lilly, as licensee of such rights, shall retain and may exercise all of its rights and elections under the Bankruptcy Code, including, without limitation, Section 365(n). The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Antares under the Bankruptcy Code, Lilly will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Lilly’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Lilly’s written request therefor, unless Antares continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of Antares upon written request therefor by Lilly.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

5.4 Maintenance of Patent Rights. During the term of this Agreement, and absent express written prior authorization from Lilly to the contrary, Antares shall further prosecute and/or maintain all Antares Patent Rights listed on Exhibit B. Upon request, Antares shall in a timely fashion provide Lilly with such information as Lilly reasonably requests in order to allow Lilly to monitor the prosecution of such Antares Patent Rights. In addition, within thirty (30) days of the Effective Date, Antares shall record at the U.S. Patent and Trademark Office the exclusive licenses to Lilly with respect to the Antares Patent Rights granted herein. A copy of such notice provision to be filed with the U.S. Patent and Trademark Office with respect to each of the patents and applications listed on Exhibit B is attached hereto as Exhibit L. Antares further agrees to similarly record such notice for any future patents or applications that become part of the Antares Patent Rights.

ARTICLE 6

*** OPTION

*** Option. From the Effective Date of this Agreement until one (1) year after the Effective Date, Lilly shall have an exclusive option to obtain a license under Antares Rights to develop *** for delivery through the Device outside the Field. Terms for such a license agreement shall include, without limitation, the use of the Device for the field of treatment or prevention of ***. The terms of such license agreement will be subject to negotiation by the Parties, but such terms shall not in the aggregate be more favorable to Antares than those terms contained herein.

ARTICLE 7

COMMERCIAL RIGHTS

7.1 Marketing and Commercialization. Subject to the terms described in this Agreement, Lilly shall have the sole right, at its own expense, to obtain Regulatory Approval, and to market, sell, promote, distribute and otherwise commercialize Products in the Field, including, without limitation, preparation of promotional materials, direct-to-consumer advertising, samples, and sales representatives, in each country in the Territory that Lilly elects to market the Product as Lilly may deem appropriate. Lilly shall control the marketing plans for Product in the Field, including, but not limited to, branding of Devices and packaging materials

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

which, unless Lilly determines otherwise, shall be sold solely under Lilly trademarks, trade dress and logos.

7.2 Accessories. In the event that Antares develops accessories for Devices including, without limitation, carrying cases, the licenses granted to Lilly pursuant to Article 5 of this Agreement shall be deemed to include such accessories, and the Parties shall negotiate in good faith the terms of a definitive agreement governing Lilly’s purchase of such accessories from Antares.

ARTICLE 8

COMPENSATION TO ANTARES

8.1 Up-Front Payments. Lilly shall make an initial payment to Antares in the amount of *** dollars ($***) within *** of the Effective Date of this Agreement.

In addition to the initial payment provided in the preceding sentence of this Section 8.1, Lilly shall make a non-refundable *** dollar ($***) payment to Antares if Lilly, in its sole discretion, decides to continue development of the Product upon completion of a meeting between Antares, Lilly and *** to discuss a *** for the Product which shall include, without limitation, the *** required by *** for ***. Antares shall be primarily responsible for preparing the *** and leading the discussion with ***. While the decision to continue development of the Product will be at Lilly’s sole discretion, it is anticipated that a positive decision by Lilly will be based at least in part upon acceptance in principle by *** that the presented ***, or a reasonable variant of it, would meet ***. In the event of a positive decision by Lilly, which decision shall be made not later than *** following the meeting with *** referred to above, then payment of the $*** referenced above will be made to Antares within *** of the date on which Lilly decides to continue development of the Product.

8.2 Royalties.

(a) Royalty Rates. Subject to the provisions of this Agreement, during the Royalty Period, Lilly (except to the extent previously paid by a sublicensee thereof) shall pay Antares a royalty on Net Sales of Product in the Territory sold by Lilly or its sublicensee, as applicable, in accordance with the following:

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Annual Product Net Sales (U.S. dollars/year)	Royalty
The portion that is less than $***	***%
The portion that is between $***- $***	***%
The portion that is greater than $***	***%

(b) Royalty Calculations. Royalties shall be calculated on a Product-by-Product and a Device-by-Device basis from the Net Sales of each individual Product. For example, royalties due on a *** Product administered via the *** shall be calculated distinctly from royalties due on a *** Product administered via the *** (e.g., distinct Compounds). Also, for example, royalties due on an Obesity Product administered via the *** shall be calculated distinctly from royalties due on the same Obesity Product administered via the next generation Device (e.g., distinct Devices).

The increments of the Annual Product Net Sales tiers set forth in Section 8.2(a) will be adjusted for the immediately preceding Calendar Year. Such tiers will be adjusted upward on a Calendar Year basis commencing January 1, 2004 (and on January 1 of each year thereafter during the term of this Agreement) using the U.S. Consumer Price Index (U.S. Bureau of Labor Statistics for all urban consumers series ID CUUR0000 SA0 (Update: April 2002. equals 179.8).

(c) Multiple Patents. Royalties payable under this Section 8.2 will be payable only once with respect to a particular sale of Product regardless of there being more than one Antares Patent Right applicable to such Product.

(d) Credit Against Future Royalties. In consideration of Lilly’s agreement to fund Antares’ manufacturing development and prototype tooling costs as set forth in the Device Development Plan, Lilly shall be entitled to a credit against future royalties due Antares. The credit will equal the amount paid by Lilly for such manufacturing development and prototype tooling expenses plus a *** annual interest rate of *** percent (***%). Such credit shall be applied at the rate of *** percent (***%) of future royalties due Antares by Lilly until the credit is fully utilized.

(e) Compulsory License. If in any country a Third Person obtains a Compulsory License, then Lilly and/or Antares, as applicable, shall promptly notify the other Party, and the royalty payable by Lilly to Antares under the terms of this Agreement shall be reduced to zero (0) in that country as a result of Lilly’s loss of exclusivity.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

(f) Access to Third Person Rights. If, after the Effective Date, access to a Third Person’s intellectual property rights becomes necessary, advantageous or reasonably useful to make, use, sell, offer for sale and/or import Product in the Field (“Third Person Rights”), Lilly shall have the right to acquire access to such Third Person Rights via license or otherwise. Any decision to access such Third Person Rights will be discussed by the Joint Coordination Team. Upon acquisition of such Third Person Rights, fifty percent (50%) of the acquisition cost paid by Lilly (i.e., 50% of all consideration paid by Lilly in connection with such acquisition including, without limitation, signing-fees, milestone payments and royalties) for access to Third Person Rights, via license or otherwise, shall be credited against future royalties owed to Antares by Lilly under this Agreement, such credit to be applied at the rate of fifty percent (50%) of future royalties due Antares by Lilly until the credit is fully utilized. Any access to such Third Person Rights shall be shared by the Parties (i.e., joint access).

(g) Current Royalty Obligations (as of Effective Date). Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 8.2(e)), both Parties acknowledge and hereby agree that each is solely responsible for any and all royalty obligations that have accrued or may accrue in the future with respect to any agreements and/or arrangements that such Party may have agreed to prior to the Effective Date.

(h) Royalty Payments. Lilly shall pay royalties owed to Antares under this Section 8.2 as follows:

(1) Duration of Royalties Paid for Products. During the Royalty Period (such period being determined for each Product on an individual Product basis and country-by-country basis), royalty payments hereunder shall be paid by Lilly to Antares on Net Sales of each Product for the particular country and Product at issue.

For the avoidance of doubt, upon expiration of the Royalty Period, with respect to a particular Product in a particular country, Lilly shall have no further obligation to pay royalties under the terms of this Agreement.

(2) Payment Terms. Royalty payments due Antares under this Section 8.2 will be paid by Lilly for Net Sales made by Lilly not later than ninety (90) days following the end of each Calendar Quarter and each such royalty payment shall be accompanied by a report in writing showing the Calendar Quarter for which such royalty payment applies on a Product-by-Product and Device-by-Device basis, the amount of Net Sales during such Calendar Quarter for which a royalty payment is due on a country-by-country basis and the total royalty payment due. Notwithstanding the foregoing, with respect to any sublicensee’s sales of Product, Lilly shall report its sublicensee’s Net Sales to Antares (and pay any royalties on such sublicensee’s Net Sales to Antares not previously paid by Lilly’s sublicensee) as of the next Calendar Quarter payment from the time Lilly receives such information from its sublicensee. Antares or its representatives shall have the right to audit Lilly’s records with respect to such reports in accordance with Section 11.2 of this Agreement.

8.3 Milestones. In addition to the royalty payments provided in Section 8.2 above, Lilly shall make the following non-refundable milestone payments to Antares with respect to, but only with respect to, the first Diabetes Product, and the First Obesity Product, subject to the Failure Credit defined below, within sixty (60) days following the first occurrence of each of the following events:

Milestone Events	Payment (U.S. Dollars)
***	$	***
***	$	***
***	$	***
***	$	***
***	$	***
***	$	***
Total Milestone Payments	$	***

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

If after reaching any of the milestones listed above, the development of a Product is terminated, the milestones that have already been paid by Lilly to Antares will be credited against future milestones due Antares (the “Failure Credit”) that are applicable to a subsequent Product in the Field.

Such milestone payments shall be made by Lilly to Antares only once for a Diabetes Product and only once for an Obesity Product, regardless of how many times such milestones are reached by the Parties during the term of this Agreement. Under no circumstance shall Lilly make aggregate milestone payments to Antares under this Agreement in excess of *** dollars ($***). For the avoidance of doubt, Lilly shall not make more than *** dollars ($***) in milestone payments for any Diabetes Product, or more than *** dollars ($***) for any Obesity Product.

The Parties agree that milestone payments are not, and shall not be deemed to be, royalties for purposes of Section 365(n) of the U.S. Bankruptcy Code.

8.4 Currency of Payment/Exchange Rates. All payments to be made under this Agreement shall be made in U.S. Dollars.

8.5 Taxes. Any and all taxes levied on account of royalties or milestone payments accruing under this Article 8 shall be paid by Antares. If laws or regulations require withholding of taxes, such taxes will be deducted by Lilly or its sublicensee from such remittable royalties or milestone payments and will be paid by Lilly or its sublicensee to the proper taxing authority. Proof of each payment shall be sent to Antares within ninety (90) days following December 31st of each reporting year.

8.6 Status of Antares Patent Rights. Within 60 days after each Calendar Year-end, Antares shall provide Lilly with a report describing the status of the Antares Patent Rights. Such report shall include, at a minimum, the patent country, patent and application numbers, filing date, issue date, expiration date and any other relevant information. Such report shall be mailed to:

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Eli Lilly and Company

Attention: General Patent Counsel, D.C. 1104 and

Royalty Administration, D.C. 1064

Lilly Corporate Center

Indianapolis, IN 46285

8.7 Compensation Relating to MJ7. Notwithstanding any provision of this Agreement to the contrary, Antares shall not be entitled to any royalty payment or other compensation from Lilly for any use of Lilly products in the MJ7, unless Lilly develops a Product that is specifically formulated and packaged, or packaged for use with the MJ7.

Antares currently sells or causes to be sold through distributors the MJ7 for use with insulin provided in conventional vials. Lilly acknowledges that Antares intends that promotion and sales of the MJ7 will continue by Antares during the term of this Agreement until it is determined that the availability of an alternate Device as a product of this Agreement can be provided to patients currently dependent on the Antares MJ7, and that such a transition would not significantly negatively impact Antares revenue flow, at which time Antares shall discontinue promotion of the MJ7. Antares will not enter into any agreement with any other pharmaceutical company to promote use of the MJ7 in the Field itself, or on behalf of itself by the use of a Third Person acting on behalf of Antares, to enter into any agreement in the Field with a pharmaceutical company.

8.8 Warrants to Purchase Antares Common Stock. Concurrently with the execution of this Agreement, Antares has issued to Lilly certain warrants to purchase common stock of Antares by Lilly pursuant to the terms of the Warrant Agreement of even date herewith. The Warrant Agreement is attached hereto as Exhibit G.

8.9 Registration of Common Stock. Concurrently with the execution of this Agreement, the Parties have executed a Registration of Rights Agreement, of even date herewith, governing the registration of certain common stock of Antares to be issued to Lilly upon exercise of the warrants as provided in the Warrant Agreement. The Registration of Rights Agreement is attached hereto as Exhibit H.

8.10 Antares Corporate Financing.

(a) Balance Sheet. Antares has previously furnished to Lilly its unaudited financial statements as at August 31, 2003. Such statements fairly present the financial position of Antares as at the date thereof and the results of its operations and statements of cash flow for the period then ended, subject to normal year end audit adjustments and recognizing that the results of operations for interim periods are not necessarily indicative of Antares’ operations for any other periods.

(b) *** Concurrently with the execution of this Agreement, Antares has received letters from authorized representatives of *** (as defined in each such letter) wherein the *** have agreed to ***. The *** are attached hereto as Exhibit I.

(c) Effect on Agreement. Notwithstanding the Effective Date of this Agreement, the Parties agree that this Agreement will not be effective, and Lilly shall not pay Antares the *** dollar ($***) initial payment pursuant to the first paragraph of Section 8.1 of this Agreement, unless *** has been completed pursuant to such *** and evidence thereof provided to Lilly; and further, if the foregoing events have not been completed within two (2) days of the Effective Date of this Agreement, Lilly may, at its sole option, declare this Agreement void.

8.11 No Surviving Royalties. For clarification, notwithstanding any applicable continuation of the licenses provided in Article 5 of this Agreement, Lilly shall have no further obligation to make royalty payments following the expiration or termination of this Agreement.

ARTICLE 9

USE OUTSIDE FIELD

If Antares, in the exercise of its sole discretion, uses or licenses to any Third Person any Joint Inventions outside of the Field, Antares shall pay to Lilly ten percent (10%) of all revenue received from such use or licensing of any item incorporating such Joint Invention. To the extent any Device or Product distributed for sale by Lilly embodies a Sole Invention of Lilly, Lilly shall negotiate in good faith the terms upon which Antares may obtain a non-

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

exclusive license under such Sole Invention for use outside the Field, which license shall in no event be available prior to such distribution by Lilly. In the event Antares markets itself or licenses to any Third Person the right to market any Device for use outside the Field, Antares shall ensure that cosmetic or other changes are made to the Device such that the Device is readily distinguishable from any Device marketed by Lilly.

ARTICLE 10

SUPPLY OF DEVICES

10.1 Manufacturing of ***. Following the Effective Date of this Agreement, the Parties shall meet to discuss manufacturing arrangements related to the ***. If the Parties agree that Antares shall be the supplier, or be responsible for the manufacture through a Third Person, of the ***, they shall enter into a mutually acceptable manufacturing agreement providing for manufacture and supply of the *** (the “Manufacturing Agreement”). The Manufacturing Agreement shall include those terms set forth in Section 10.2 below, and such other terms as the Parties may agree. To the extent Antares utilizes any Third Person to perform some or all of its obligations under the Manufacturing Agreement, such Third Person, and the terms upon which it shall provide services for Antares, shall be subject to approval by Lilly in its sole discretion. If Lilly elects not to have the *** manufactured by or for Antares, and if such determination has not been based upon Lilly’s good faith belief that Antares or its designee is unable or unwilling to provide a reliable supply, then Lilly shall for a period of *** years from the Effective Date pay to Antares a royalty of *** percent (***%) of Net Sales of Product in the Territory sold by Lilly or its sublicenses and not manufactured by or on behalf of Antares. This royalty shall be in addition to any royalty payable pursuant to Section 8.2 of this Agreement, and is in lieu of any other compensation to Antares (i.e., the Device cost margins pursuant to Section 10.2(e) hereof) on account of Lilly’s decision not to have Product manufactured by or for Antares. The royalty shall be payable quarterly in a manner consistent with Section 8.2(h)(2). Notwithstanding the foregoing, in no event shall the royalty payable by Lilly to Antares pursuant to Sections 10.1 and 8.2 hereof exceed *** percent (***%) of Net Sales of Product.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

In the event the Parties do not agree upon the terms upon which Antares will manufacture the *** for Lilly, Lilly shall be free to manufacture the *** itself or through any Third Person Lilly may choose in its sole discretion.

In the event Lilly elects to commercialize any Device other than the ***, the provisions above shall apply to the manufacture of any such Device.

10.2 Manufacturing Agreement. If the Parties agree that Antares shall manufacture Devices for Lilly, or be responsible for manufacture of Devices for Lilly through a Third Person, the Manufacturing Agreement shall provide for the following terms, in addition to other terms typically included in manufacturing agreements for devices in the medical device industry.

(a) Responsibilities of the Parties. At Lilly’s request, Antares will be responsible for Device manufacturing, and any portion of such Device manufacturing performed by Third Persons on Antares’ behalf, including, without limitation, activities such as maintaining the DHF and DMF, complaint investigation, and the oversight of production. Lilly will be responsible for manufacture of any Compound delivered by a Device. At Lilly’s request, Antares will work with Lilly to integrate the Device and any Compound for commercial sale. Antares and Lilly will together identify appropriate Third Persons for various aspects of Device manufacturing. While it is anticipated that Antares and Lilly will make any decision for such Third Person selection jointly, Lilly will have final decision-making authority regarding the use of a Third Person to manufacture any aspect of the Device, and Lilly shall have the right to specify the final packaging for Product, including the combination of the components thereof.

(b) Development of MRD and QA. At the time of Product Launch, the Parties shall prepare and adopt the MRD. No later than six (6) months after the Effective Date, the Parties shall prepare and adopt the QA. The Parties shall, at least annually, review the MRD and QA and shall modify it from time to time as necessary through issuance of a revised section signed on behalf of each of the Parties by an authorized representative incorporating the modification and stating the effective date and revision number of the modification.

(c) Manufacturing. Subject to the terms and conditions of the Manufacturing Agreement, Antares, or the Third Person acting on

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

(d) its behalf, will manufacture Devices for Lilly at the times and in the quantities set forth by Lilly in purchase orders as more specifically provided in the Manufacturing Agreement. Antares, and the Third Person acting on its behalf, will ensure that each shipment of Devices: (i) will have been manufactured in accordance with the specifications, cGMP, and cQSR, in effect at the time of Manufacture, (ii) will not be adulterated or misbranded within the meaning of the FD&C Act by Antares, the Third Person acting on its behalf, or their agents, and (iii) will not have been manufactured or sold in violation of any Applicable Laws in any material respect.

(d) Manufacturing Decisions. Lilly shall have final decision-making authority with respect to any manufacturing issue related to manufacture of Devices.

(e) Device Cost. As long as Antares is responsible for manufacturing the ***, the cost to Lilly of the *** will be as follows:

(i)	Cost of each power unit to Lilly will be Antares’ Fully Burdened Manufacturing Cost for the power unit (currently estimated at *** U.S. dollars ($***) less any Antares’ estimate of depreciation from capital investments if such capital investments are paid by Lilly) plus *** U.S. dollars ($***).

(ii)	Cost of each needle free syringe per unit to Lilly (assuming *** of life) will be Antares’ Fully Burdened Manufacturing Cost for the needle free syringe (currently estimated at ***less any Antares’ estimate of depreciation from capital investments if such capital investments are paid by Lilly) plus ***.

(iii)	Cost of each cartridge adapter unit to Lilly will be Antares’ Fully Burdened Manufacturing Cost for the cartridge adapter cost (currently estimated at *** less any Antares’ estimate of depreciation from capital investments if such capital investments are paid by Lilly) plus ***.

Antares warrants that the costs to manufacture the *** listed above are best estimates based upon volume projections provided by Lilly of

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

*** up to *** units per year. Any cost savings achievable with respect to the initial Device cost estimates will be shared *** by Antares and Lilly ***. Any changes in the projected Device cost that could occur owing to factors including, but not limited to, increased raw material costs, labor costs, and shipping costs, will be discussed by the Joint Coordination Team.

The cost for the *** will be handled as described above. As long as Antares is responsible for the manufacture of any other Device, the cost to Lilly will not exceed Antares’ Fully Burdened Manufacturing Costs plus *** percent (***%).

(f) Back-up Supplier. At Lilly’s request, Antares will qualify at least one back-up supplier for each critical component of the Device as determined to be appropriate as part of the Device Development Plan. Lilly shall bear the cost associated with a second set of tooling for such back-up supplier, and other qualification costs associated therewith.

(g) Most Favored Supplier. The Device and/or components thereof shall be sold by Antares to Lilly at prices no less favorable to Lilly than the most favorable prices Antares offers to any Third Person for the supply of comparable devices and/or components thereof for comparable volumes and terms, excluding any cost savings that Antares achieves as described in this Agreement. As part of the Manufacturing Agreement between Lilly and Antares, Lilly and Antares shall agree upon a mechanism to allow Lilly, through a Third Person, to monitor Antares’ compliance with this clause.

(h) Capital Expenditures. It is anticipated that Lilly will fund certain tooling costs and may decide to fund other capital expenditures with the understanding that any capital expenditures funded by Lilly shall be owned by Lilly and shall not be used for any purpose other than manufacture of Product for Lilly. Prior to any decision by Lilly not to fund certain capital expenditures required to supply the Device, the matter which is the subject of such decision shall be discussed by the Joint Coordination Team. The cost of any capital expenditure not funded by Lilly shall be borne by Antares. If Lilly subsequently manufactures any Device itself or through any Third Person, or if this Agreement expires as described in Section 19.1 hereof, or is terminated for any reason other than default by Antares pursuant to Section 19.3 hereof, Lilly shall pay to Antares the amount

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

of all capital expenditures made by Antares as approved by the Parties in the Device Development Plan as required to supply Devices, less any depreciation of such capital investments that Lilly has previously paid as part of the cost of the Device as described in Section 10.2(e) of this Article 10; provided, however, that in no event shall Lilly pay Antares for such capital expenditures made by Antares if Antares is deemed to be in Material Breach of this Agreement or if Lilly terminates Antares’ manufacturing obligations based upon the good faith belief that Antares or its designee is unable or unwilling to provide reliable supply.

(i) Product Recall. Lilly, after consultation with Antares, shall have the right and responsibility to determine whether Product must or should be recalled. Lilly shall also be responsible for managing such recalls and Antares will cooperate with Lilly as Lilly may reasonably requests. Antares shall be responsible for all costs incurred due to a recall that are the result of the manufacture of the Device. Product recall costs incurred by Antares shall be specifically excluded from Antares Fully Burdened Manufacturing Cost.

(j) Subcontracting. To ensure that the quality of Product (and/or major components thereof) is maintained, the Parties agree that any subcontracting of the manufacture of Product (and/or major components thereof) by Antares is permissible only provided such subcontract, and the business terms related thereto, are first preapproved in writing by Lilly.

(k) Alternative Suppliers. Lilly shall have the right at any time to qualify and utilize back-up or alternative suppliers of Devices, including Lilly itself. Antares shall cooperate in such efforts by making available to any alternative supplier manufacturing documents, including but not limited to, standard operating procedures, manufacturing tickets, and quality control and assurance documentation for manufacture of Devices and shall permit Lilly to have unrestricted access to Antares’ DMFs and DHFs and, if necessary, utilize any information in the DMFs and DHFs to manufacture, and obtain any regulatory approval to manufacture, Product royalty-free. Should Lilly assume the manufacture of Product itself and/or utilize the services of a Third Person as described herein, Lilly shall bear all reasonable costs incurred by Antares related to any technology transfer and manufacturing set-up by Antares necessary to enable Lilly or such Third Person to perform such manufacturing, but Antares shall not be entitled to any other compensation.

ARTICLE 11

RECORD-KEEPING AND AUDITS

11.1 Records Retention. The Parties shall keep complete and accurate records pertaining to the development, use and sale of Products in sufficient detail to permit the other Party to confirm, in the case of Antares, its research, development and manufacturing efforts hereunder, and in the case of Lilly, its development and commercialization efforts, and the accuracy of calculations of all payments due hereunder.

11.2 Audit Request. Each of the Parties shall have the right to request in writing an audit of the records described in Section 11.1, at its own expense, once on an annual basis, to determine, with respect to any of the two (2) preceding Calendar Years, the correctness of any report or payment made under this Agreement. If a Party desires to audit such records, it shall utilize Lilly’s independent, certified public accountant (i.e., currently Ernst & Young LLP auditors), to examine financial records and may utilize an independent scientist reasonably acceptable to the other Party to audit scientific records. Such accountant/scientist shall be instructed to provide the Party desiring the audit a report on the findings of the agreed upon procedures which verifies any previous report made, payment submitted, or work performed by the audited Party during such period. The expense of such audit shall be borne by the auditing Party; provided, however, that if an error in favor of the auditing Party of more than ten percent (10%) is discovered, then such expenses shall be paid by the audited Party. If the audit determines that additional amounts are owed to Antares, or that amounts were overpaid to Antares, during the audit period, Lilly shall pay Antares the additional amount owed to Antares, or Antares shall pay Lilly the overpaid amount, within forty-five (45) days of the date on which the paying Party receives the audit report. Any Information received by a Party pursuant to this Section 11.2 shall be deemed to be Confidential Information hereunder.

11.3 Survival. This Article 11 shall survive any termination of this Agreement for a period of two (2) years.

ARTICLE 12

PROGRAM INTELLECTUAL PROPERTY

12.1 Ownership of Program Intellectual Property. Any and all information, data, items, material and knowledge including, without limitation, any and all suggestions, descriptions, ideas, inventions (whether or not patentable), know-how, trade secrets, techniques, strategies, methods, syntheses, processes, practices, skills, experience, documents, apparatus, devices, chemical formulations, compounds, composition of matter, chemical samples, assays, screens, databases, database structures and data analysis methods discovered, generated or developed within the scope and during the course of the Product Development Program solely by the employees or independent contractors of a Party (“Sole Invention”) or jointly by employees or independent contractors of the Parties (“Joint Invention”, and collectively with “Sole Invention” referred to as “Program Intellectual Property”) shall be the property of the Parties as follows:

(a) Program Intellectual Property Relating to Compound. Program Intellectual Property that relates to Compound (e.g., including, without limitation, uses for Compound, methods or processes for manufacturing Compound, formulations applicable to Compound, analogs, derivatives, fragments, mimetics, conjugates and any excipients thereof) shall be the sole property of Lilly. Antares hereby assigns all of its rights to such Program Intellectual Property to Lilly.

(b) Other Program Intellectual Property. The U.S. laws of inventorship shall govern the ownership of all other Program Intellectual Property that is not assigned to Lilly pursuant to the ownership provisions of Sections 12.1(a) hereof.

(c) Trademarks and Logos. Lilly shall solely determine and own all logos, trademarks, tradedress or trade names used in connection with Devices and/or Products in the Field.

12.2 Cooperation. Each Party shall cooperate with the other in completing any patent applications relating to both Sole and Joint Inventions that will be owned by the other Party. Each Party shall also cooperate with the other in executing and delivering any instrument required to assign, convey or transfer to such other Party its interest should such assignment, conveyance or transfer be required by the terms of this Agreement.

12.3 Ownership Review. No Party shall file a patent application on Program Intellectual Property until ownership as described in Section 12.3 is reasonably determined by the Parties after such Parties have had a reasonable opportunity to review and discuss the particular Program Intellectual Property at issue.

12.4 Patent Filings. Each Party may, in the exercise of its sole discretion and at its own cost, prepare, file, prosecute and/or maintain patent applications for its own Sole Inventions and shall be responsible for related interference proceedings. The Parties shall utilize an outside law firm acceptable to both Parties to prepare, file, prosecute and/or maintain patent applications for Joint Inventions and shall be responsible for related interference proceedings. The Parties shall share equally the costs associated with the use of such outside law firm in accordance with the terms of this Section 12.4.

Should any Party not wish to file, prosecute, maintain or issue any patent application for a Joint Invention, or Antares not wish to prosecute, maintain or issue any other Antares Patent Rights, in any particular country, that Party, or Antares as the case may be, will so notify the other Party, or Lilly as the case may be, of its intentions (“Discontinuance Election”). Upon receipt of such Discontinuance Election, the other Party, or Lilly as the case may be, may elect to have the right to file, prosecute, maintain or issue any such patent or patent application at its own expense by providing written notice of the same within thirty (30) days of its receipt of the Discontinuance Election. Upon such election: (i) the discontinuing Party shall grant the other Party any necessary authority to file, prosecute, issue and maintain such patent application and/or patent at issue; and (ii) shall assign such patent or patent application to the other Party. Until such assignment is complete, the discontinuing Party shall take reasonable efforts to maintain or otherwise ensure that patent protection will not be lost with respect to such patent and/or patent application provided the other Party does not unreasonably delay the assignment thereof. Finally, upon any such assignment by Antares, the patent and/or patent application at issue shall no longer be considered an Antares Patent Right.

12.5 Public Disclosure. Each Party agrees to make every reasonable effort to delay any public disclosure of the subject matter of any patent application related to Program Intellectual Property of which it is aware until after the filing of such patent application.

ARTICLE 13

REPRESENTATIONS, AND WARRANTIES AND COVENANTS

13.1 Antares Representations. Antares hereby represents, warrants and covenants to Lilly as follows:

(a) Intellectual Property. Antares has the requisite legal and/or beneficial title and ownership under the Antares Rights, and including its Intellectual Property Rights (defined below), necessary for it to fulfill its obligations under this Agreement, including, without limitation, the granting of the exclusive licenses in Article 5. There is no pending or threatened litigation, arbitration, government proceeding, or government investigation (and Antares has not received any communication relating thereto) which alleges or would allege that Antares’ past activities, or activities proposed under this Agreement, including, without limitation activities with respect to the Antares Patent Rights, infringe or misappropriate any of the Intellectual Property Rights of any Third Person. There is no Patent Right or other Intellectual Property Right of any Third Person that would be infringed or misappropriated by this Agreement, including, without limitation Lilly’s activities under this Agreement with respect to developing, making, using, selling, offering for sale, importing or exporting Device and Product. For purposes of this Section 13.1, the term “Intellectual Property Rights” means all intellectual property rights, including, without limitation all patent rights, copyrights, trademarks, trade secret rights and know-how rights.

(b) No Prior License. Antares represents and warrants that as of and prior to the Effective Date, it has not granted any license under Antares Rights to develop, make, use, sell, offer for sale and import and export Device and Product in the Field; provided, however, Lilly acknowledges that (a) Becton Dickinson and Company jointly owns with Antares the Patent Rights for U.S. Patent Application Serial Nos. 08/773,660, 08/773,659, 60/094,163, and 60/094,167, and (b) until Antares modifies its *** with *** pursuant to Section 13.1(c) of this Agreement, Lilly’s right to *** may be limited to ***, including, without limitation, ***, and ***. Lilly shall have no liability on account of amounts due to any Person under any agreements of Antares. Antares has previously provided to Lilly true and correct copies of its agreements with Becton Dickinson and ***, redacted to delete certain information not relevant to the scope of the license.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

(c) ***. Antares represents and warrants that within *** of the Effective Date, Antares shall (a) *** with *** in writing the *** between Antares and *** effective ***, specifically including ***, to limit any and all *** to *** to being ***, as such term is defined in such ***, and (b) provide a true, unredacted copy of such *** to Lilly for verification. Failure of Antares to comply with the terms of this provision shall be deemed a Material Breach of this Agreement by Antares. Upon request of Lilly, Antares shall provide to Lilly periodic updates of the status of Antares’ progress with respect to such foregoing events.

(d) Exclusivity. During the term of this Agreement, Antares shall work exclusively with Lilly and shall not enter into commercial development and/or marketing agreements with Third Persons other than mere distributors for the Device in the Field. Antares hereby represents that as of the Effective Date, it does not have a commercial development and/or marketing agreement with any Third Person for the Device in the Field, with the exception of the distribution agreements that are identified in Exhibit K, which is complete and accurate in all respects. Antares shall have the right to replace or supplement such distributors of the MJ7 in the Field at its sole discretion provided that any such future distributor is merely a distributor, and is not a pharmaceutical company or a biotechnology company. Failure of Antares to comply with the terms of this provision shall be deemed a Material Breach of this Agreement by Antares.

(e) Full Disclosures. Antares represents and warrants that it has provided Lilly with all information that Lilly has requested for deciding the merits of entering into this Agreement and all information that, to the best of Antares’ knowledge, could be reasonably useful or necessary to enable Lilly to make an informed decision regarding entering into this Agreement including, without limitation, all material information that potentially could have an impact on this Agreement and/or rights granted hereunder.

(f) Employee Obligations. Antares hereby represents and warrants that all of its employees, officers and consultants who will work on the Product Development Program have legal obligations requiring, in the case of employees and officers, assignment to Antares of all inventions made during the course of, and as a result of, their association with Antares and obligating the individual to maintain as confidential the confidential information of Antares, as well as the confidential information of a Third Person which Antares may receive.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

(g) Compliance with Laws. Antares hereby represents and warrants that in carrying out its work under the Product Development Program such work shall be carried out in compliance with any Applicable Laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Moreover, Antares represents and warrants that in connection with carrying out its work under the Product Development Program, as applicable, based on the specific work to be conducted, it will carry out such work under the Product Development Program in accordance with current cGLP, cGCP, cGMP and cQSRs.

(h) No Debarment. Antares hereby represents and warrants that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992, and will upon request certify in writing to Lilly that none of it, its employees, or any person providing services to Antares in connection with the collaboration contemplated by this Agreement have been debarred under the provisions of such Act.

13.2 Lilly Representations. Lilly hereby represents and warrants to Antares as follows:

(a) Employee Obligations. Lilly hereby represents and warrants that all of its employees, officers and consultants have legal obligations requiring, in the case of employees and officers, assignment to Lilly of all inventions made during the course of, and as a result of, their association with Lilly, and obligating the individual to maintain as confidential the confidential information of Lilly, as well as the confidential information of a Third Person which Lilly may receive.

(b) Compliance with Laws. Lilly hereby represents and warrants that in carrying out its work under the Product Development Program such work shall be carried out in compliance with any Applicable Laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Moreover, Lilly represents and warrants that in connection with carrying out its work under the Product Development Program, as applicable based on the specific work to be conducted, it will carry out such work under the Product Development Program in accordance with cGLP, cGCP, cGMP.

(c) No Debarment. Lilly hereby represents and warrants that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992, and will upon request certify in writing to Antares that neither it, nor its employees, or any person providing services to Lilly in connection with the collaboration contemplated by this Agreement have been debarred under the provisions of such Act.

ARTICLE 14

INFRINGEMENT OF THIRD PERSON RIGHTS

14.1 Notice. If any activity relating to this Agreement, including, without limitation, the development, manufacture, use, sale, offer for sale or import/export of Products results in a claim for patent infringement, the Party to this Agreement first having notice shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail.

ARTICLE 15

INFRINGEMENT BY THIRD PERSONS

15.1 Notice. If any of the Antares Rights licensed under this Agreement (“Infringed Antares Rights”) is infringed and/or misappropriated by a Third Person, the Party first having knowledge of such infringement/misappropriation shall promptly notify the other in writing. The notice shall set forth the facts of such infringement and/or misappropriation in reasonable detail.

15.2 Prosecution of Actions.

(a) Lilly shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any infringement/misappropriation of any of the Infringed Antares Rights by counsel of its own choice. Antares shall cooperate with Lilly at Lilly’s request in the prosecution of such action or proceeding. If Lilly reasonably determines that Antares is an indispensable party to the action, Antares hereby consents to be joined. In such event, Antares shall have the right to be represented in that action by counsel of its own choice and at Antares’ expense.

(b) If Lilly fails to bring an action or proceeding within a period of ninety (90) days after receiving written notice from Antares or otherwise having knowledge of such infringement/misappropriation of Infringed Antares Rights, Antares shall have the right to bring and control any such action by counsel of its own choice and expense. If Antares reasonably determines that Lilly is an indispensable party to the action, Lilly hereby consents to be joined. In such event, Lilly shall have the right to be represented in that action by counsel of its own choice and at Lilly’s expense.

(c) No settlement, consent judgment or other voluntary final disposition of a suit under this Section 15.2 may be entered into without the joint consent of Lilly and Antares (which consent shall not be unreasonably withheld or delayed).

(d) If Lilly brings action, any damages or other monetary awards recovered by Lilly shall be applied first to defray the reasonable costs and expenses incurred in the action by both Parties. If any balance remains, Lilly shall pay Antares an amount equal to ten percent (10%) of such remaining balance.

(e) If Lilly fails to bring action and Antares brings action, any damages or other monetary awards recovered by Antares shall be applied first to defray the reasonable costs and expenses incurred in the action by both Parties. If any balance remains, Antares shall pay Lilly an amount equal to ten percent (10%) of such remaining balance.

15.3 Infringement of Antares Rights Outside Field. In the event that any Antares Rights that have application outside the Field are infringed and/or misappropriated outside the Field by a Third Person, the Party first having knowledge of such infringement and/or misappropriation shall notify the other as set forth above and the Parties shall consult with each other as to how they should proceed, but each Party shall be free to pursue or protect its own respective interests to the extent it is legally entitled to do so. Antares hereby agrees to use commercially reasonable efforts to diligently enforce such Antares Rights that have application outside the Field.

ARTICLE 16

MUTUAL INDEMNIFICATION

16.1 Responsibility and Control. Lilly and Antares shall each be solely responsible for the safety of its own employees, agents, licensees or sublicensees with respect to Product development, manufacturing, marketing, selling and detailing the Products, and each shall hold the other harmless with regard to any liability for damages or personal injuries resulting from acts of its respective employees or agents.

16.2 Antares’ Right to Indemnification. Lilly shall indemnify each of Antares, its successors and assigns, and the directors, officers, employees, and agents thereof (the “Antares Indemnitees”), defend and hold each Antares Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation reasonable attorneys’ fees) (any of the foregoing, “Damages”) incurred by or asserted against any Antares Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, but only to the extent arising from or occurring as a result of a claim or demand made by a Third Person (a “Third Person Claim”) against any Antares Indemnitee because of (a) breach of any warranty made by Lilly pursuant to Section 13.2 hereof; (b) the safety or dosage of the Product, unless attributable to an item identified in Section 16.3 below which is under the responsibility of Antares; (c) the distribution or detailing of any Product by or on behalf of Lilly or its sublicensees, or (d) any breach of this Agreement by Lilly, except, in each such case, to the extent that such Damages are finally determined to have resulted from the negligence or misconduct of Antares. Antares shall promptly notify Lilly of any Third Person Claim upon becoming aware thereof, and shall permit Lilly, at Lilly’s cost, to defend against such Third Person Claim and to control the defense and disposition (including, without limitation, all decisions to litigate, settle or appeal) of such claim, and shall cooperate in the defense thereof. Antares may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of Lilly and shall cooperate with Lilly and its insurer in the disposition of any such matter.

16.3 Lilly’s Right to Indemnification. Antares shall indemnify each of Lilly, its successors and assigns, and the directors, officers, employees, and agents thereof (the “Lilly Indemnitees”), defend and hold each Lilly Indemnitee harmless from and against any and all Damages incurred by or asserted against any Lilly Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, but only to the extent arising from or occurring as a result of a Third Person Claim against any Lilly Indemnitee because of (a) breach of any warranty made by Antares pursuant to Section 13.1 hereof; (b) any alleged defect in the design or functionality of the Device; (c) the failure of Antares or its agents to manufacture, process, test or package Devices according to specifications; (d) the failure of Antares to knowingly fail to disclose any material information in Antares’ possession to Lilly regarding any Product; (e) the labeling, warehousing or distribution of a Product by Antares; (f) any allegation that the Device or any delivery system including the Device violates patent or other proprietary rights of any Person; or (g) any breach of this Agreement by Antares, except, in each such case, to the extent that such Damages are finally determined to have resulted from the negligence or misconduct of Lilly or a sublicensee of Lilly. Lilly shall promptly notify Antares of any Third Person Claim upon becoming aware thereof, and shall permit Antares at Antares’ cost to defend against such Third Person Claim and to control the defense and disposition (including, without limitation, all decisions to litigate, settle or appeal) of such Third Person Claim and shall cooperate in the defense thereof. Lilly may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of Antares and will cooperate with Antares or its insurer in the disposition of any such matter.

ARTICLE 17

CONFIDENTIALITY

17.1 Confidentiality; Exceptions. Unless otherwise set forth in this Agreement, with respect to all Information disclosed or provided by, or on behalf of, either Party to the other or its designees in connection with this Agreement, whether provided orally, visually, electronically, in writing or in any other form, (“Confidential Information”), the Party receiving such Confidential Information (“Recipient”) shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control, use all its reasonable efforts to prevent the disclosure of any Confidential Information to any other person, and use all its reasonable efforts to ensure that such Confidential Information is used only for those purposes specifically authorized by this Agreement. These mutual obligations of confidentiality shall apply until five (5) years following the later of expiration or termination of the Agreement, but such obligations shall not apply to any Information to the extent that such Information is:

(a) independently developed by such Party outside the scope and not in violation of this Agreement, as evidenced by such Party’s contemporaneous written records;

(b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of or breach of this

Agreement by the Recipient or by any person to whom the Recipient disclosed such Confidential Information;

(c) received without an obligation of confidentiality from a Third Person having the right to disclose such information; or

(d) released from the restrictions of this Section 17.1 by the express written consent of the disclosing Party.

Notwithstanding the provisions of Section 17.1 hereof, the Parties may, to the extent necessary, disclose and use Confidential Information (i) to secure patent protection for an invention developed as a result of the Product Development Program or, to obtain regulatory clearance or institutional or government approval to clinically test or market Product, or (ii) as required by law, statute, rule or court order to be disclosed (the disclosing Party shall, however, use reasonable efforts to obtain confidential treatment of any such disclosure, and consult with the other Party and permit the other Party to participate in seeking an appropriate protective order).

17.2 Authorized Disclosures of Confidential Information.

(a) Permitted Persons. Each Party may disclose Confidential Information of the other Party, without such Party’s prior written consent, to its directors, employees, agents, consultants, permitted suppliers, and other person or entities (“Permitted Person”) who need to know such Confidential Information to assist the Party in fulfilling its obligations or exploiting its rights hereunder. As a result of Antares non-performance of its obligations under this Agreement, Lilly may disclose such Confidential Information to Third Persons as necessary for such Third Person to perform such obligations of Antares, provided Lilly ensures that such Third Person is bound by an appropriate confidentiality agreement prior to disclosure of Confidential Information. The Party making such disclosure shall be responsible for any confidentiality breaches of this Agreement by any Permitted Person to the same extent as if the confidentiality breach was made by the Party.

(b) Legally Required or Necessary. Each Party may also disclose the Confidential Information of the other Party, without such Party’s prior written consent, to any person, entity, or government or regulatory authority to the extent that the law requires such disclosure.

Notwithstanding the foregoing, prior to disclosing the other Party’s Confidential Information under this Subsection, the disclosing Party, to the extent practicable, will give the other Party a copy of the Confidential Information to be disclosed and provide such Party a reasonable opportunity to comment on the necessity and the text of the proposed disclosure. The disclosing Party agrees to consider such comments in good faith and to reasonably avail itself of available means under the applicable law to minimize the disclosure of such Confidential Information.

(c) Court Orders. Each Party may also disclose the Confidential Information of the other Party, without such Party’s prior written consent, pursuant to an order of a Regulatory Authority or court of competent jurisdiction, provided that it promptly notifies the other Party of the required disclosure in order to provide such Party an opportunity to take legal action to prevent or limit such disclosure and, if asked, reasonably assists the other Party in pursuing such action.

(d) Legal Actions. Each Party may also disclose the Confidential Information of the other Party, without such Party’s prior written consent, as is necessary to pursue or defend against a legal or regulatory action by one Party against the other with respect to this Agreement. A Party disclosing the other Party’s Confidential Information, pursuant to this Subsection, will use reasonable efforts to minimize the disclosure of the other Party’s Confidential Information, including, without limitation, by seeking to file pleadings under seal.

ARTICLE 18

PUBLICITY

18.1 Disclosure of Agreement. Neither Party to this Agreement may release any information to any Third Person regarding the terms or existence of this Agreement without the prior written consent of the other Party. This prohibition applies to press releases, educational and scientific conferences, promotional materials, governmental filings and discussions with public officials and the media. Notwithstanding the foregoing, however, this provision does not apply to any internal publications, or disclosures regarding this Agreement or related information to regulatory agencies such as the U.S. Food and Drug Administration, Securities and Exchange Commission, Federal Trade Commission and/or the Department of Justice which may be required by law, including requests for a copy of this Agreement or related information by tax authorities. Subject to the limitation set forth in the immediately preceding sentence, if any Party to this Agreement determines a release of information regarding the existence or terms of this Agreement is required by law, that Party will notify the other Party as soon as practical and give as much detail as possible in relation to the disclosure required. The Parties shall then cooperate with respect to deciding what information will actually be released. The Parties shall have the right to review and comment on any such information to be included in such governmental filing, including any redactions of Confidential Information required by the governmental agency requiring the release of information. The Parties shall cooperate with respect to any filings under the Hart-Scott-Rodino Antitrust Improvements Act, 15 U.S.C. §18a et. seq., as appropriate. The Parties hereby agree that release of a press release upon complete execution of this Agreement is appropriate. Such press release shall not in any way mention the financial terms or the pharmaceutical compounds governed by this Agreement. A copy of such press release is attached hereto as Exhibit J of this Agreement.

18.2 Terminations. Both Parties agree that if this Agreement is terminated, neither Party will disclose its reasons for not proceeding to any Third Person without the express written consent of the other Party.

18.3 Publications. Except as otherwise provided in Section 18.1, neither Party shall disclose any information in the Field or derived under this Agreement to any Third Person without the prior written consent of the other Party, and for information outside the Field, neither party shall disclose any information derived under this Agreement to any Third Person without the prior written consent of the other Party, such consent for information outside the Field may not be unreasonably withheld. Furthermore, subject to and in addition to the consent requirement set forth above in this Section 18.3, each Party shall provide the other with an opportunity to review and comment upon any proposed abstracts, manuscripts or proposed presentations that relate to the Field at least sixty (60) days prior to their intended submission for publication and agrees, upon request, not to submit such an abstract or manuscript for publication until the other Party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable.

ARTICLE 19

TERM AND TERMINATION

19.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in whole or in part as specifically provided in this Agreement, shall continue in effect and will not expire until the earlier of either (i) fifteen (15) years or (ii) the date on which Lilly ceases to develop or sell Product. Upon expiration of this Agreement by any means other than termination pursuant to Sections 19.2 and 19.3 below, Lilly shall have a non-exclusive license in the Territory, with a license to sublicense, under Antares Rights to develop, make, use, sell, offer for sale and import and export Devices and Products in the Field, which licenses shall be irrevocable and royalty-free.

19.2 Termination By Lilly.

(a) Termination Right. Lilly may terminate this Agreement for any reason at any time provided Lilly furnishes Antares with forty-five (45) days written notice of such termination.

(b) Consequences of Termination under Section 19.2(a). In addition to the provisions set forth in Sections 19.4 and 19.5 below, in the event that Lilly terminates this Agreement pursuant to this Section 19.2, upon the effective date of such termination, the following shall occur:

(1) License. All of the licenses granted to Lilly under this Agreement shall convert to non-exclusive licenses, as applicable, and shall otherwise continue in full force and effect, except that such licenses shall be limited to any Product for which Lilly has invested in its development under the Product Development Program. Such licenses shall survive the termination of this Agreement, shall be royalty-free, except as described below, and shall be irrevocable. Following the termination of this Agreement pursuant to Section 19.2, but only until the *** year anniversary of the Effective Date, Lilly shall pay to Antares *** percent (***%) of the royalties that would be due Antares pursuant to Section 8.2, but for the termination of this Agreement pursuant to Section 19.2. For the avoidance of doubt, if such termination occurs *** years after the Effective Date, then no royalties shall be payable by Lilly. If Antares decides that it desires to manufacture Devices for Lilly following termination of this Agreement under this Section 19.2, it shall submit a request to Lilly for consideration. If the Parties agree that Antares will manufacture Devices, the Parties shall negotiate in good faith the terms upon which Antares shall manufacture, or have manufactured on its behalf, Devices for Lilly. The terms of any such manufacture and supply agreement shall be mutually acceptable to the Parties and include those terms set forth in Article 10 of this Agreement, in addition to

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

other terms typically included in manufacturing and supply agreements for devices in the medical device industry.

(2) Access to Device-Specific Information. Lilly shall, to the extent that it is legally entitled to do so, negotiate with Antares, in good faith the terms and conditions under which Lilly would provide Antares access to Information generated by Lilly specifically related to the Device in the Field, (e.g., Device ergonomics and design information) (and shall cause any subcontractor used by Lilly to do the same), at a cost to be negotiated by the Parties, provided that the cost Antares pays to Lilly at least shall equal Lilly’s fully burdened costs incurred in developing such Device-specific Information.

Notwithstanding the foregoing, if Lilly terminates this Agreement under this Section 19.2 because of Product safety concerns, or unacceptable clinical trial results, or if after the meeting with the FDA pursuant to Article 8.1 of this Agreement, Lilly reasonably believes that Regulatory Approval of the Product is unlikely, or for any other significant technical failure as to the suitability of using Product in the Field (“Technical Failure”), Lilly shall be under no obligation to provide access to Lilly’s Device-specific Information to Antares under this Section 19.2.

19.3 Termination for Default. This agreement may also be terminated as follows, (a) if either Party believes the other is in default of any of its material obligations under this Agreement or the Manufacturing Agreement (“Material Breach”); (b) if a change occurs to Antares which Lilly reasonably believes leaves Antares unable to perform its obligations under this Agreement; (c) if Antares is in breach or default under any financing arrangements; or (d) if Antares is declared insolvent or bankrupt by a court of competent jurisdiction, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by Antares, or an involuntary petition for relief under the United States Bankruptcy Code is filed in a court of competent jurisdiction against Antares which is not dismissed within thirty (30) days of its filing, or Antares makes or executes any assignment for the benefit of its creditors, either Party, or Lilly, as applicable, may give notice of such default to the other Party, which Party shall have forty-five (45) days in which to remedy such default. Such forty-five (45) day period shall be extended, if such extension is agreed to by the Parties, in the case of a default not capable of being remedied in such forty-five (45) day period so long as the defaulting Party uses diligent efforts to remedy such default and is pursuing a course of action that, if successful, will effect such a remedy. If any alleged default under this Section 19.3 is not remedied in the time period set forth above, the Party alleging such default shall refer the matter to the President of Antares (or successor position) and the Vice President of Product/Process Development of Lilly (or successor position) who shall meet and confer within fifteen (15) days after notice from the nondefaulting Party of its desire for such a meeting. If the Parties are unable to resolve any dispute in such meeting, the nondefaulting Party may give notice of termination pursuant to this Section 19.3. In the event of a dispute regarding royalty payments owing hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of the dispute. In addition to the foregoing, the following provisions shall apply:

(a) Lilly’s Termination of Agreement. If Lilly terminates this Agreement under this Section 19.3, the licenses granted to Lilly pursuant to this Agreement, including the exclusive licenses of the Antares Patent Rights, shall survive such termination, shall be royalty-free, shall be irrevocable, and shall continue in full force and effect. In accordance with Section 19.5 of this Agreement, the remedy set forth in this Section 19.3(a) shall not be an exclusive remedy and, therefore, shall neither preclude nor prejudice any other rights or remedies available to Lilly, including, without limitation, any rights and remedies that may be available under law or equity.

(b) Antares’ Termination of Agreement. If Antares terminates this Agreement under this Section 19.3 because of Lilly’s Material Breach, all license rights granted to Lilly under this Agreement shall terminate forthwith. In accordance with Section 19.5 of this Agreement, the remedy set forth in this Section 19.3(b) shall not be an exclusive remedy and, therefore, shall neither preclude nor prejudice any other rights or remedies available to Antares as a result of Lilly’s Material Breach including, without limitation, any rights and remedies that may be available under law or equity.

19.4 Surviving Rights. Termination of this Agreement shall not terminate Lilly’s obligation to pay all milestone payments, royalties and other payments that shall have accrued hereunder (including any milestone payments then accrued but not yet due under Section 8.3). The obligations of the Parties under Article 5 (License), Article 6 (PTH Option), Article 9 (Payments to Lilly), Article 11 (Record-Keeping and Audits), Article 12 (Program Intellectual Property), Article 14 (Infringement of Third Person Rights), Article 16 (Mutual Indemnification), Article 17 (Confidentiality), Article 19 (Termination), Section 8.8 (Warrant Agreement), Section 8.9 (Registration of Rights Agreement), and Section 8.11 (No Surviving Royalties), of this Agreement will survive the termination or expiration of this Agreement.

19.5 Accrued Rights, Surviving Obligations. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to (or as a result of, including, without limitation, rights available under law and equity) such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement.

ARTICLE 20

MISCELLANEOUS

20.1 Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

20.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assignor (if it continues as a separate entity) shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns. Any assignment not in accordance with this section shall be void.

20.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

20.4 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any force majeure event, including, but not limited to, acts of God, acts of government, war, fire, flood, earthquake, terrorist acts, strike, labor dispute and the like, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for sixty (60) days thereafter; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

20.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

If to Lilly, addressed to:	Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attn: General Counsel

If to Antares, addressed to:	Antares Pharma, Inc.
707 Eagleview Blvd., Suite 414
Exton, Pennsylvania 19341
Attn: Chief Executive Officer

20.6 Amendment. No amendment, modification or supplement of any provision of the Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

20.7 Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

20.8 Counterparts. The Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement.

20.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

20.10 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its choice of law rules.

20.11 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of the Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

20.12 Entire Agreement of the Parties. This Agreement, including the Exhibits attached hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof. In the event there is a discrepancy between the Exhibits and the Agreement, the Agreement shall control.

20.13 Jointly Prepared. This Agreement has been prepared jointly by both Parties and shall not be strictly construed against either Party.

20.14 Limitation of Liability. No Party shall be liable to another for lost profits or for indirect, incidental, consequential or special damages, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this section is intended to limit or restrict the indemnification rights or obligations of any Party.

20.15 Essential Personnel. Antares agrees to use reasonable efforts to retain personnel essential for the Parties’ performance of this Agreement for the duration of this Agreement. Essential personnel shall include *** and *** from Antares.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have as of the Effective Date duly executed this Agreement.

ELI LILLY AND COMPANY		ANTARES PHARMA, INC.

By:	/s/ ROGER G. HARRISON	By:	/s/ JOHN C. LECHLEITER
Name:	Roger G. Harrison	Name:	John C. Lechleiter
Title:	Chief Executive Officer	Title:	Executive Vice President

EXHIBIT A (Redacted in Entirety)

ANTARES FULLY BURDENED MANUFACTURING COST ESTIMATE

***

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

ANTARES PATENTS

Application
PLUNGER FOR NOZZLE ASSEMBLY
EP 97953437.7
Japan 10-529066
China 97181944.0

Application
MEDICAL INJECTOR AND MEDICAMENT LOADING SYSTEM FOR USE THERE WITH
US 09/692,487
EP 00976612.2
Japan 2001-532840
Canada 2,387,893
China 00814658.6
Australia 14358/01
India IN/PCT/2002/00585/CHE

Application.
ADMINISTRATION OF INSULIN BY JET INJECTION
US 10/219,757
PCT/US02/026049

Patent/Application
PLUNGER FOR NOZZLE ASSEMBLY
US 5,921,967(Patent)
Taiwan NI-102209

Patent/Application
NOZZLE AND ADAPTER FOR LOADING MEDICAMENT INTO AN INJECTOR
US 5,769,138(Patent)
EP 97917716.9
Japan 9-535486

Taiwan NI-089822
China 97194934.4
Korea 707827/98

Patent
COUPLING DEVICE FOR MEDIAL INJECTION SYSTEM
US 5,846,233

Patent
SAFETY MECHANISM FOR INJECTION DEVICES
US 5,865,795

Patent
INJECTION-ASSISTING PROBE FOR MEDICAL INJECTOR ASSEMBLY
US 6,309,371

EXHIBIT C

MJ7 Device

***

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

***

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

EXHIBIT E

TABLE OF CONTENTS GUIDELINE FOR MRD

I. Introductions

A. Explanation of Document

B. Purpose of Document

C. Implication on other Documents

II. Administration

A. Document modification requirements

B. Review and Revision Coordination

C. Abbreviations and Definitions

III. Primary contacts for the MRD

IV. Customer Satisfaction Measurement

A. Purpose

B. Expectations

C. Measurement

D. Communication / Meeting Process

V. Key Contacts (Direct and Support Personnel)

• Antares

• Name, Title, Phone, and Fax

• Lilly

• Name, Title, Phone, and Fax

VI. Organizational Charts

A. Antares including support group charts

B. Lilly including support group charts

VII. Supply Chain Diagram (Physical flow of device, subassembly, and components including subcontracts as required)

VIII. Material Planning, Forecasting, and Inventory Policy

A. Product Identification Details

B. Itemized Bill of Material Details

C. Market Shelf Life

D. Production Planning

E. Capacity Planning

F. Inventory Commitments
a) Lilly
b) Antares

G. Manufacturing and Printed Material

IX. Shipping and Receiving of Finished Goods

A. Time and Location Details

B. Storage and Shipping Requirements

C. Temperature Monitoring Requirements

D. Receiving Requirements of Finished Goods

E. Shipping Package Design

F. Shipping Terms

X. Financial

A. Financial Flow Chart of Device

B. Final Device Invoicing Process

C. Financial Responsibility for Destroyed Materials

D. Receipt of Damaged Devices and Returns

E. Shipping Terms

Attachments/Appendix
Lilly Packing List (Example)
MRD Reason for Revision Log
MRD Signatures
MRD Distribution Process
MRD Change Control Process
Device Specifications
Transport Packaging Design and Notification
Receiving Requirements

EXHIBIT F

TABLE OF CONTENTS GUIDELINE FOR QA

1.	Quality Statement (Vision)

2.	Purpose

3.	Definitions

4.	Responsibilities

5.	Implication to Other Documents

6.	Reason for Revision

7.	Expectations

8.	Metrics

9.	Documenting Quality Responsibilities

10.	Organizational Charts

11.	Regulatory Compliance

12.	Quality Audits

(i) Internal
(ii) External

13.	Manufacturing Facilities

14.	Training/Qualification

15.	Notification of Regulatory Inspections

16.	Notification of Device Recalls

17.	Holder of Submissions

18.	Device Withdrawal

19.	Product Inquiries

20.	Certificate of Conformance/ Certificate of Analysis

21.	Analytical Methods

22.	Latent Defects

23.	Product Specifications

24.	Design Control

25.	Process Change and Validations

26.	Material Control / Traceability

27.	Storage Requirements

28.	Inspection / Testing

29.	Lot Documentation / Quality Records

30.	Equipment Calibration

31.	Corrective and Preventative Actions

32.	Documentation and Record Retention

33.	Labeling/Printed Packaging Materials

34.	Packaging Components

35.	Sample Retention

36.	Regulatory Update Process

37.	Sub-contracting

38.	Transportation/Storage

39.	Product Returns

40.	Sort / Rework

41.	Deviations

42.	Nonconforming or Rejected Material

43.	Device Complaint Handling

Attachments/Appendix

EXHIBIT G

[form of Warrant Agreement]

EXHIBIT H

[form of Registration Rights Agreement]

EXHIBIT I

***

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

EXHIBIT J

[form of press release]

EXHIBIT K

Distribution Agreements

1. Comar Cardio Technology

Type of Contract:	International Distribution Agreement
Products:	Medi-Jector Vision® (MJ7)
Term of Contract:	*** from May 1, 2000. May be renewed for successive *** periods upon mutual agreement. Either party may terminate with 90 days’ notice.
Field & Territory:	For the insulin diabetes market in Italy.

2. Direct Trading

Type of Contract:	International Distribution Agreement
Products:	Medi-Jector Choice® (MJ6B) – Product discontinued
Term of Contract:	*** from October 1, 1997. Automatically renews for additional *** periods if not terminated at least 60 days prior to the anniversary date. Can be terminated by mutual agreement, or upon 30 days’ notice following the anniversary date if revised quotas and pricing cannot be agreed to.
Field & Territory:	For the insulin diabetes market in the Czech Republic.

3. Drugstore.com

Type of Contract:	U.S. Distribution/Vendor Agreement – Internet sales
Products:	Medi-Jector Vision® (MJ7).
Term of Contract:	***
Field & Territory:	For the administration of insulin in the U.S.

4. Diabetic Express (Care Services)

Type of Contract:	U.S. fulfillment and distribution services
Products:	Medi-Jector Vision® (MJ7) and all currently marketed replacement supplies
Term of Contract:	*** from March 14, 2001. Automatically renews for additional *** periods until terminated. Either party may terminate with 30 days’ notice.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Field & Territory:	For the insulin diabetes market in the U.S.

5. SciGen

Type of Contract:	Non-Exclusive International Distribution Agreement
Products:	Medi-Jector Vision® (MJ7).
Term of Contract:	*** from October 1, 2001. May be renewed for successive *** periods upon mutual agreement..
Field & Territory:	For the insulin diabetes market in Australia, Bangladesh, Brunei, Cambodia, China, Hong Kong, India, Indonesia, Laos, Malaysia, Myanmar, New Zealand, Pakistan, The Philippines, Singapore, South Korea, Thailand, Taiwan, and Vietnam.

6. McKesson Corporation

Type of Contract:	Buying Terms Regarding Distribution of Product
Products:	Medi-Jector Vision® (MJ7)
Term of Contract:	***
Field & Territory:	For the insulin diabetes market in the U.S.

***-Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Exhibit L

Notice Provision

Antares Pharma and Eli Lilly and Company have entered into an exclusive license agreement for development and use of Antares Pharma’s needle-free drug delivery technology in the fields of diabetes and obesity.